Exhibit 16

DALE MATHESON CARR-HILTON LABONTE LLP

DMCL Chartered Accountants

December 10, 2007

Securities and Exchange Commission
450 Fifth Street. N.W.
Washington, D.C 20549

Dear Sirs:

Re: Genemen Inc.

We have read the statements about our firm included under Item 4.01 of the Form 8-K of Genemen Inc. dated December 10, 2007 and we are in agreement with the statements concerning our firm in such Form 8-K.

Yours truly,

"DMCL"

Dale Matheson Carr-Hilton Labonte LLP

Chartered Accountants

Vancouver Suite 1500 – 1140 West Pender Street, Vancouver, B.C., Canada V6E 4G1 Tel: 604-687-4747 Fax 604-689-2778